Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Craig Macnab, Kevin B. Habicht and Christopher P. Tessitore as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to the Registration Statement on Form S-3 filed by National Retail Properties, Inc., and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933 with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Craig Macnab	Chairman of the Board and	February 23, 2015
Craig Macnab	Chief Executive Officer (principal executive officer)

/s/ Ted B. Lanier	Lead Director	February 23, 2015
Ted B. Lanier

/s/ Don DeFosset	Director	February 23, 2015
Don DeFosset

/s/ David M. Fick	Director	February 23, 2015
David M. Fick

/s/ Edward J. Fritsch	Director	February 23, 2015
Edward J. Fritsch

/s/ Richard B. Jennings	Director	February 23, 2015
Richard B. Jennings

/s/ Robert C. Legler	Director	February 23, 2015
Robert C. Legler

/s/ Robert Martinez	Director	February 23, 2015
Robert Martinez

/s/ Kevin B. Habicht	Director, Chief Financial Officer	February 23, 2015
Kevin B. Habicht	(principal financial and accounting officer),
Executive Vice President,
Assistant Secretary and Treasurer